EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the reference to us under the heading "Other Service Providers" in this Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A for the Eaton Vance Mutual Funds Trust ("Registration Statement") with regard to Eaton Vance Structured Emerging Markets Fund.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
June 28, 2006